EXHIBIT 23



                             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09055 and 33-33590) of International Business Machines Corporation of our report dated June 28, 2002 relating to the financial statements of the IBM TDSP 401(k) PLAN which appears in this Form 11-K.





/s/ PricewaterhouseCoopers LLP


New York, NY
June 28, 2002